UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2017

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, individual by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2017, Corindus Vascular Robotics, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2017. The copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report on Form 8-K is available on our website located at www.corindus.com, although we reserve the right to discontinue that availability at any time.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective August 8, 2017, the Company’s Board of Directors (the “Board”) increased the number of directors comprising the Board from six to seven and elected John K. Bakewell as a Class II director to fill the vacancy created by such increase and to serve until the 2018 Annual Meeting of Stockholders, or his earlier death or resignation or until his successor is duly elected and qualified. Mr. Bakewell was also appointed as a member of the Audit Committee of the Board (“Audit Committee”), in place of Louis A. Cannon, M.D., and will serve as the chair of the Audit Committee.

Mr. Bakewell has served in executive capacities for more than two decades, building and executing operational and financial strategies for growing business across the medical device, specialty pharma, diagnostics and healthcare provider sectors, while also serving on both public and private company boards.

Since 2016, Mr. Bakewell has been a consultant to public and private companies in the medical technology industry. Since July 2015, Mr. Bakewell has served as a director of Entellus Medical, Inc., a public medical technology company. Over the course of his career he has served in the role of Chief Financial Officer with Exact Sciences Corporation, a molecular diagnostics company, Lantheus Holdings, Inc., a diagnostic medical imaging company, Interline Brands, Inc., Regional Care Hospital Partners, an owner/operator of non-urban hospitals, Wright Medical Group, Inc., an orthopedic medical device company, Altra Energy Technologies, Inc., Cyberonics, Inc. and Zeos International, Ltd. Since 2008, Mr. Bakewell has also served on the board of directors of Keystone Dental, Inc., a private medical device company. He previously served on the board of directors of ev3 Inc., which was a public medical device company until it was acquired in 2010 by Covidien. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (inactive).

As with its other directors, the Company entered into its standard form of indemnification agreement with Mr. Bakewell, which, among other things, provides for indemnification to the fullest extent permitted by the laws of the State of Delaware, advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether he is entitled to indemnification and dispute resolution procedures.

Mr. Bakewell will participate in the Company’s non-employee director compensation policy, as filed with the Company’s Form 10-Q filed November 9, 2016. He will also be entitled to reimbursement for certain customary business expenses in connection with attending board meetings.

There are no transactions to which the Company is a party and in which Mr. Bakewell has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Bakewell has not previously held any positions with the Company and has no family relationships with any directors or executive officers of the Company.

On August 8, 2017, the Company issued a press release announcing the election of Mr. Bakewell. The copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release of Corindus Vascular Robotics, Inc. dated August 8, 2017 announcing financial results for second quarter ended June 30, 2017.

99.2	Press Release of Corindus Vascular Robotics, Inc. dated August 8, 2017 announcing the election of Mr. Bakewell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2017	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
David W. Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Corindus Vascular Robotics, Inc. dated August 8, 2017 announcing financial results for second quarter ended June 30, 2017.

99.2	Press Release of Corindus Vascular Robotics, Inc. dated August 8, 2017 announcing the election of Mr. Bakewell.